                                                             Exhibit 24

                           CHAPMAN HOLDINGS, INC.
                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Holdings, Inc., the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                              DATE
                                              ----

/s/ NATHAN A. CHAPMAN, JR.                    February 27, 1998
---------------------------------             -----------------
    Nathan A. Chapman, Jr., President and
    Director (Principal Executive Officer)

/s/ EARL U. BRAVO, SR.                        February 27, 1998
---------------------------------             -----------------
    Earl U. Bravo, Sr., Director

/s/ DONALD V. WATKINS                         February 28, 1998
---------------------------------             -----------------
    Donald V. Watkins, Director

/s/ LOTTIE H. SHACKELFORD                     February 28, 1998
---------------------------------             -----------------
    Lottie H. Shackelford, Director

/s/ M. LYNN BALLARD                           February 28, 1998
---------------------------------             -----------------
    M. Lynn Ballard, Treasurer and
    Controller (Principal Accounting and
    Financial Officer)